Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FORUM ENERGY TECHNOLOGIES, INC.

A Delaware Corporation

Date of Adoption:

August 2, 2010

FORUM ENERGY TECHNOLOGIES, INC.

BYLAWS

ii

BYLAWS

OF

FORUM ENERGY TECHNOLOGIES, INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.02 Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the affirmative vote of a majority of the voting power of the stock present in person or represented by proxy at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders at such meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. Except as otherwise permitted or required by law, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.03 Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

Section 2.04 Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board (if any), by the President or by a majority of the Board of Directors.

Section 2.05 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.05 at the adjourned meeting.

Section 2.06 Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.07 Stock List. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock ledger of the Corporation. Notwithstanding the preceding sentence, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date in lieu of reflecting the stockholders entitled to vote at such meeting. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. If the meeting is to be held at a place, a stock list will also be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.08 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Section 2.09 Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for stockholders entitled to vote at the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.10 Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: Chairman of the Board, President, Vice Presidents (in the order of their seniority if more than one), and Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls, and the adjournment of the meeting, whether or not a quorum is present.

Section 2.11 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 2.12 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders entitled thereto pursuant to Section 228 of the DGCL.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors which shall constitute the whole Board of Directors, shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

Section 3.02 Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.03 Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

Section 3.04 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place, if any, as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 3.05 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. At least twenty-four (24) hours notice to each director shall be required.

Section 3.06 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours notice to each director. Such notice, or any waiver thereof pursuant to Article VII, Section 7.02 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

Section 3.07 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote thereon; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 3.08 Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

Section 3.09 Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

Section 3.10 Action Without a Meeting; Telephone Conference Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.11 Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

ARTICLE IV

COMMITTEES

Section 4.01 Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.02 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.01 of this Article IV shall choose its own chairman unless previously appointed by the Board of Directors, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03 Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 5.01 Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 5.02 Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or, if such power is expressly delegated to any officers of the Corporation, by such officers.

Section 5.03 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.05 Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.06 Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.07 Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.08 Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.09 Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 5.10 Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.11 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 5.12 Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.13 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the chief executive officer, or an officer or agent delegated by the chief executive officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

CAPITAL STOCK

Section 6.01 Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors; provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated or electronic shares. The Chairman of the Board (if any), President or a Vice President shall cause to be issued to each holder of certificated stock one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile or by other means of electronic reproduction. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares represented by such certificate.

Section 6.02 Transfer of Shares. Subject to the provisions of the Certificate of Incorporation, these bylaws and any other applicable agreements regarding the transfer of stock, the shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Subject to the provisions of the Certificate of Incorporation, these bylaws and any other applicable agreements regarding the transfer of stock, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.03 Restrictions on Transfer.

1. As used in this Section 6.03, the following definitions shall apply:

(a)	“Restricted Shares” means each share of Common Stock of the Corporation issued, or transferred from the treasury shares of the Corporation, on or after August , 2010 (including by merger, consolidation or otherwise or upon exercise of any warrant or option).

(b)	“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement dated as of August , 2010 by and among the Corporation and the stockholders party thereto, as amended from time to time in accordance with the terms thereof.

2. To the fullest extent permitted by law, each holder of one or more Restricted Shares shall be subject to the provisions (including all transfer restrictions) set forth in Article 2 of the Stockholders Agreement (“Article 2”) as amended from time to time in accordance with the terms thereof, and a copy of which is attached hereto as Annex A of these bylaws. For purposes of applying this paragraph:

(a)	the provisions of Article 2, and each of the defined terms in the Stockholders Agreement, in each case as amended from time to time in accordance with the Stockholders Agreement, are incorporated herein by reference for purposes of applying this Section 6.03;

(b)	in addition to each person or entity defined as a “Stockholder” in accordance with the terms of the Stockholders Agreement, each holder of Restricted Shares shall also be deemed a “Stockholder” as that term is used in the Stockholders Agreement;

(c)	references in Article 2 of the Stockholders Agreement to “Capital Stock” and “Common Stock” held or owned by a Stockholder shall, for purposes of this paragraph, be deemed to include (i) Restricted Shares and (ii) if such Stockholder is a party to or is otherwise bound by the provisions of the Stockholders Agreement (in accordance with its terms and absent the provisions of this Section 6.03), any other shares of capital stock of the Corporation held or owned by such Stockholder;

(d)	references in Article 2 to “this Agreement,” “herein,” “hereto” and words of similar effect shall, for purposes of this Section 6.03, instead refer to this Section 6.03 and the provisions of the Stockholders Agreement binding on holders of Restricted Shares by reason of this Section 6.03; and

(e)	except as otherwise provided in the preceding clauses (b), (c) and (d), all defined terms referenced in Article 2 of the Stockholders Agreement shall have the meaning set forth in such Article 2 or in the other provisions of the Stockholders Agreement.

For the avoidance of doubt, if a holder of Restricted Shares is bound to the provisions of the Stockholders Agreement absent the provisions of this Section 6.03, such holder shall be bound to the terms of such Stockholders Agreement, in addition to being bound by the provisions of this Section 6.03.

3. Each certificate representing one or more Restricted Shares shall include a legend referencing the restrictions set forth herein.

4. The provisions of this Section 6.03 shall terminate upon (i) the termination of Article 2 in accordance with the terms of the Stockholders Agreement or (ii) the execution of a certification by the Secretary of the Corporation that each holder of Restricted Shares is a party to the Stockholders Agreement.

5. In case of an ambiguity in the application of any provision set forth in this Section 6.03 or in the meaning of any term or definition set forth in, or incorporated by reference in, this Section 6.03, the Board of Directors, or a committee of the Board of Directors, shall have the power to determine the application of any such provision or any such term or definition with respect to any situation based on the facts reasonably believed in good faith by it. A determination of the Board of Directors (or a committee thereof, as applicable) in accordance with the preceding sentence shall be conclusive and binding on the stockholders of the Corporation. Such determination shall be evidenced in a writing adopted by the Board of Directors (or a committee thereof, as applicable), and such writing shall be made available for inspection by any holder of capital stock of the Corporation at the principal executive offices of the Corporation.

6. If any provision of this Section 6.03 or the application thereof to any person or entity or circumstance is held invalid or unenforceable to any extent, the remainder of this Section 6.03 and the application of such provision to other persons, entities and circumstances shall not be affected thereby and such provision shall be enforced to the greatest extent permitted by law.

7. The Secretary of the Corporation shall retain a copy of the Stockholders Agreement on file at the principal executive office of the Corporation, and a copy of the Stockholders Agreement shall be provided, without charge, to any stockholder who makes a request therefor.

Section 6.04 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.05 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 6.06 Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 7.02 Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by wireless or electronic transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given as of the time of such transmission or the fourth (4th) day following such mailing (except as otherwise provided in Section 2.06 of these bylaws), as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the bylaws.

Section 7.03 Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time, or upon the happening of an event, specified therein, or if no such time or event be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.04 Facsimile or Electronic Signatures. In addition to the provisions for the use of facsimile or electronic signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 7.05 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE VIII

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon; or (b) by the affirmative vote of a majority of the whole Board of Directors; provided, however, that neither the Board of Directors nor the stockholders shall adopt any proposed amendment, alteration or repeal of Section 6.03 of these bylaws, or adopt any provision inconsistent with Section 6.03 of these bylaws, without the approval of at least 80% of the voting power of the outstanding stock of the Corporation entitled to vote thereon.

ANNEX A

2.1 General Rule. No Stockholder may Transfer all or any shares of its Capital Stock unless expressly permitted by Section 2.2. Any attempted Transfer of all or any shares of Capital Stock, other than in accordance with the terms of this Agreement shall be, and is hereby declared, null and void ab initio. The Stockholders agree that breach of the provisions of this Agreement may cause irreparable injury to the Company and the Stockholders for which monetary damages (or other remedy at law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Person to comply with such provisions and (b) the uniqueness of the Company’s business and the relationship among the Stockholders. Accordingly, the Stockholders agree that the provisions of this Agreement may be enforced by specific performance or otherwise in a court of equity.

2.2 Exceptions. Notwithstanding Section 2.1 hereof, (a) subject to compliance with the provisions of Section 2.7, a Non-SCF Holder may Transfer Capital Stock (other than Restricted Stock) at any time to an immediate family member or any partnership or trust established for the benefit of such Non-SCF Holder or one or more immediate family members; provided, however, that such transferee must be an Accredited Investor, (b) subject to compliance with the provisions of Section 2.7, a Non-SCF Holder may Transfer Capital Stock in accordance with the provisions of Section 2.3, (c) subject to compliance with the provisions of Sections 2.4 (if then applicable) and 2.7, SCF may Transfer Capital Stock at any time to any Person, (d) subject to compliance with the provisions of Section 2.7, SCF may Transfer Capital Stock at any time to its Affiliates, (e) SCF and a Non-SCF Holder may Transfer Capital Stock in accordance with Section 2.5, (f) subject to compliance with the provisions of Section 2.7 and Section 2.3(f), if applicable, a Stockholder may make an Involuntary Transfer of Capital Stock and (g) SCF and a Non-SCF Holder may Transfer Common Stock in an underwritten public offering that constitutes a Qualified Public Offering. Each transferee described in subparagraphs (a) through (f) above shall be referred to as a “Permitted Transferee.” Notwithstanding the foregoing, a Stockholder may not Transfer Capital Stock to any Person if such Transfer has as a purpose the avoidance of (or is otherwise undertaken in contemplation of avoiding) the restrictions on Transfer in this Agreement.

2.3 Rights of First Refusal.

(a) Subject to Section 2.6, should any Stockholder desire to effect a Transfer of any shares of its Capital Stock (the “ROFR Shares”) pursuant to a bona fide offer for cash or Acceptable Securities from another Person (an “Acquisition Proposal”), such Stockholder (the “ROFR Transferor”) shall promptly give notice (the “ROFR Notice”) thereof to the Company and SCF. The ROFR Notice shall set forth the following information in respect of the proposed Transfer: (i) the name and address of the prospective acquiror, (ii) each Person that Controls the prospective acquiror, (iii) the number and type of ROFR Shares and (iv) the purchase price. The consideration for any Transfer under this Section 2.3 must be cash and/or Acceptable Securities only.

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(b) (i) The Company shall have an optional preferential right, for a period of 20 days after the receipt by the Company of the ROFR Notice (the “Company ROFR Acceptance Deadline”), to acquire from the ROFR Transferor, for the per share purchase price set forth in the ROFR Notice, all (but not less than all) of the ROFR Shares, on the terms set forth in this Section 2.3. Any consideration consisting of Acceptable Securities provided in the Acquisition Proposal shall be valued at its Fair Market Value as of the date of the ROFR Notice, and the Company shall pay the Fair Market Value of such Acceptable Securities in cash as part of the purchase price for the ROFR Shares in the event it exercises its purchase right hereunder. The Company shall promptly determine the Company ROFR Acceptance Deadline upon its receipt of the ROFR Notice and shall promptly (within two Business Days of its receipt of the ROFR Notice) give notice thereof and a copy of the ROFR Notice to the ROFR Transferor and SCF. The Company may exercise its right hereunder by giving written notice (the “Company ROFR Acceptance Notice”) to the ROFR Transferor and SCF, on or before the Company ROFR Acceptance Deadline, of the Company’s election to acquire all (but not less than all) of the ROFR Shares.

(ii) if the Company provides written notice that it will not exercise its right to purchase the ROFR Shares pursuant to Section 2.3(b)(i), or if the 20 day period provided in Section 2.3(b)(i) for the Company’s election thereof expires without any such election (such decline or expiration, the “Company Non-Exercise Event”), then SCF shall have an optional preferential right, for a period of five days after the occurrence of the Company Non-Exercise Event (the “SCF ROFR Acceptance Deadline”), to acquire from the ROFR Transferor, for the per share purchase price set forth in the ROFR Notice, all (but not less than all) of the ROFR Shares, on the terms set forth in this Section 2.3. Any consideration consisting of Acceptable Securities provided in the Acquisition Proposal shall be valued at its Fair Market Value as of the date of the ROFR Notice, and SCF shall have the right to pay the Fair Market Value of such Acceptable Securities in cash as part of the purchase price for the ROFR Shares in the event it exercises its purchase right hereunder. SCF may exercise its right hereunder by giving written notice (the “SCF ROFR Acceptance Notice”) to the ROFR Transferor and to the Company, on or before the SCF ROFR Acceptance Deadline, of SCF’s election to acquire all (but not less than all) of the ROFR Shares.

(c) The closing of the sale of the ROFR Shares to the Company pursuant to Section 2.3(b)(i) or to SCF pursuant to Section 2.3(b)(ii) shall be at 9:00 a.m. on the 15th Business Day following the Company ROFR Acceptance Deadline or the SCF ROFR Acceptance Deadline, as applicable, at the Company’s principal office, subject to any delay in the closing provided for below, unless the ROFR Transferor and the Company or SCF, whichever is the purchaser, otherwise agree. The Company, the ROFR Transferor and SCF shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all necessary governmental approvals. At the closing of any purchase of the ROFR Shares by the Company or SCF, (i) the consideration to be paid in accordance with Section 2.3(b)(i) or Section 2.3(b)(ii), as applicable, of this Agreement shall be delivered by the Company or SCF, as applicable, to the ROFR Transferor, (ii) if the Company purchases the ROFR Shares pursuant to Section 2.3(b)(i), the ROFR Transferor shall deliver to the Company certificates representing the ROFR Shares so purchased, accompanied by duly executed stock transfer powers transferring such ROFR Shares to the Company, free and clear of all liens, encumbrances and adverse claims with respect

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thereto except for any encumbrances established herein, and (iii) if SCF purchases the ROFR Shares pursuant to Section 2.3(b)(ii), the ROFR Transferor shall deliver to SCF certificates representing the ROFR Shares so purchased, accompanied by duly executed stock transfer powers transferring such ROFR Shares to SCF, free and clear of all liens, encumbrances and adverse claims with respect thereto except for any encumbrances established herein. The ROFR Transferor shall not be required to make any representations or warranties in connection with any Transfer of ROFR Shares to the Company or SCF, as applicable, pursuant to this Section 2.3 other than representations and warranties as to (and the ROFR Transferor shall execute an agreement for the benefit of the Company or SCF, as applicable, providing for representations and warranties as to) (A) such ROFR Transferor’s ownership of the ROFR Shares to be Transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement, (B) such ROFR Transferor’s power and authority to effect such Transfer and (C) such matters pertaining to compliance with applicable Law (including securities Laws) as the Company (and SCF, if SCF is the purchaser pursuant to Section 2.3(b)(ii)) may reasonably require. The ROFR Transferor will promptly perform, whether before or after any such closing, such additional acts (including executing and delivering additional documents) as are reasonably required by the Company or SCF, as applicable, to effect more fully the transactions contemplated by this Section 2.3.

(d) If, in connection with any Transfer under this Section 2.3, any record date for a distribution on the Capital Stock subject to the ROFR Notice occurs on or after the date the ROFR Transferor gives the ROFR Notice but prior to the closing of the purchase of any shares of Capital Stock by the Company or SCF, as applicable, pursuant to this Section 2.3, then the Company or SCF, as applicable, shall be entitled to receive, unless the ROFR Notice specifically indicated to the contrary, any such distributions or securities, as the case may be, in respect of the Capital Stock that the Company or SCF, as applicable, acquires pursuant to this Section 2.3, and appropriate documentation shall be delivered at the closing by the ROFR Transferor to evidence the right of the Company or SCF, whichever is the purchaser of the ROFR Shares, to receive such distributions or securities.

(e) If, after completion of the foregoing procedures under this Section 2.3, neither the Company nor SCF has subscribed to purchase all of the ROFR Shares, then the ROFR Transferor may, at any time within 45 days after the later to occur of the Company ROFR Acceptance Deadline and the SCF ROFR Acceptance Deadline, if any, Transfer all (but not less than all) of the ROFR Shares, on terms no more favorable to such transferee than those set forth in the ROFR Notice and offered to the Company or SCF, as applicable. After the expiration of such 45-day period, the ROFR Transferor may not Transfer any of the ROFR Shares described in the ROFR Notice without complying again with the provisions of this Agreement if and to the extent then applicable.

(f) If a Non-SCF Holder makes an Involuntary Transfer of Capital Stock, such Non-SCF Holder (or his legal representative, executor or transferee, as the case may be) shall promptly notify the Company and SCF in writing of such Involuntary Transfer. Such notice shall constitute a ROFR Notice and the Involuntary Transfer shall be treated as a Transfer for purposes of this Section 2.3, and the provisions provided therein shall apply to such Involuntary Transfer as if it were a Transfer. If such Non-SCF Holder (or his legal representative, executor or transferee, as the case may be) fails to promptly give the required

Annex A

notice of such Involuntary Transfer and if SCF or the Company nevertheless becomes aware of such Involuntary Transfer, the Company shall be entitled, and SCF shall be entitled to request the Company, to give notice to the applicable transferee of its election to acquire such securities at any time after it becomes aware of such Involuntary Transfer.

2.4 Co-Sale Provisions.

(a) Subject to Section 2.6, any Transfer for value by SCF of Common Stock (the “Co-Sale Shares”) shall be subject to this Section 2.4 other than (i) any Transfer of shares of Common Stock that does not in the aggregate, when added to all other Transfers by SCF exempted from this Section 2.4 pursuant to this clause (i) since the date of this Agreement, represent more than 5% of the Fully-Diluted Common Stock as of the date hereof (appropriately adjusted to give effect to any stock splits, stock dividends, combinations or reclassifications of the Common Stock), (ii) any Transfer pursuant to clause (d) of Section 2.2, (iii) any Transfer governed by the provisions of Section 2.5 or (iv) any Transfer in an underwritten public offering that constitutes a Qualified Public Offering.

(b) In connection with any proposed Transfer that is subject to this Section 2.4, SCF shall give written notice to the Company, and the Company shall promptly give written notice to each other Stockholder (the “Co-Sale Notice”) at least 10 Business Days prior to any proposed Transfer that is subject to this Section 2.4. The Co-Sale Notice shall specify the proposed transferee, whether such proposed transferee is willing to purchase Common Stock then held by the Stockholders (other than SCF) and, if so, the maximum number of shares of Common Stock such proposed transferee is willing to purchase from such Stockholders, the number of Co-Sale Shares to be Transferred by SCF to such proposed transferee, the amount and type of consideration to be received therefor, the place and date on which the Transfer is expected to be consummated and the terms of the proposed Transfer. The Co-Sale Notice shall include an offer (the “Participation Offer”) by SCF to include in the proposed Transfer on the terms described in paragraph (c) below a number of shares of Common Stock designated by any of the other Stockholders, not to exceed, in respect of any such other Stockholder, the product of (A) the sum of the aggregate number of Co-Sale Shares to be sold by SCF to the proposed transferee plus the maximum number of shares of Common Stock such proposed transferee is willing to purchase from Stockholders (other than SCF) and (B) a fraction with a numerator equal to the number of shares of Common Stock held by such other Stockholder and a denominator equal to the number of shares of Common Stock held by SCF and all Stockholders that elect to Transfer shares pursuant to this Section 2.4. Notwithstanding anything to the contrary herein, if the consideration proposed to be received by SCF includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, if required by the issuer of any such securities, only Stockholders that are then Accredited Investors may accept the Participation Offer and Transfer shares of Common Stock pursuant to this Section 2.4 unless otherwise agreed to by such issuer.

(c) Except as set forth herein and in paragraph (b) above, the per share consideration to be received for any shares of Common Stock included in a proposed Transfer hereunder shall be the same per share consideration to be received by SCF as set forth in the Participation Offer. Each Stockholder who wishes to include shares of Common Stock in the proposed Transfer in accordance with the terms set forth in the Participation Offer shall so notify SCF not more than 5 Business Days after the date of the Co-Sale Notice, failing which such Stockholder shall not be entitled to participate in the proposed Transfer.

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(d) The Participation Offer shall be conditioned upon SCF’s Transfer of Co-Sale Shares pursuant to the transactions contemplated in the Co-Sale Notice with the transferee named therein. If any other Stockholders have accepted the Participation Offer, SCF shall reduce to the extent necessary the number of Co-Sale Shares it otherwise would have Transferred in the proposed Transfer so as to permit other Stockholders who have accepted the Participation Offer to sell the number of shares that they are entitled to sell under this Section 2.4, and SCF and such other Stockholders shall sell the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Co-Sale Notice; provided, however, that if the proposed transferee deals solely with SCF and refuses to purchase from the other Stockholders who have accepted the Participation Offer with respect to the number of shares that they are entitled to sell under this Section 2.4, then (i) SCF shall be entitled to sell up to the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Co-Sale Notice and (ii) SCF shall then purchase from such other Stockholders who have accepted the Participation Offer, on the terms set forth in the Co-Sale Notice, up to the number of shares that they would have been entitled to sell under this Section 2.4 had the proposed transferee purchased such shares directly from such Stockholders in accordance with the terms of this Section 2.4. Any Stockholder other than SCF who participates in a Transfer under this Section 2.4 shall not be liable for any transaction costs associated with such a Transfer other than the legal costs incurred by that Stockholder and, if SCF is obligated to pay selling commissions, then a pro-rata portion of such selling commissions.

(e) Each Stockholder who Transfers shares of Common Stock pursuant to this Section 2.4 shall not be required to make any representations or warranties for which such Stockholder would have personal liability in connection with such Transfer other than representations and warranties as to (and SCF and each such Stockholder shall execute an agreement for the benefit of the proposed transferee providing for representations and warranties as to) (i) such Stockholder’s ownership of the shares of Common Stock to be Transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement, (ii) such Stockholder’s power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities Laws as are relevant to determining whether an exemption from registration is available in connection with such Transfer; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by SCF and such other Stockholders may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company.

(f) The closing of such purchase by the transferee shall be on the same date that the transferee acquires Co-Sale Shares from SCF; provided that such other Stockholders have been given 10 days’ advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all other governmental approvals reasonably deemed necessary by a party to the Transfer.

Annex A

(g) Each Stockholder who participates in a Transfer pursuant to this Section 2.4 shall promptly perform, whether before or after any such closing, such additional acts (including executing and delivering additional documents, the terms and conditions of which shall be no more burdensome to such Stockholder than the terms and conditions of the documents executed by SCF in connection with such Transfer) as are reasonably required to effect more fully the transactions contemplated by this Section 2.4.

(h) If no other Stockholder accepts the Participation Offer, SCF may sell not more than the number of shares of Common Stock stated in the Participation Offer to the proposed transferee, at the price and upon the terms stated in the Participation Offer, but only if such Transfer shall be completed within 90 days after the delivery of the Participation Offer and if not so completed then the provisions of this Article 2 shall apply to any future Transfer of such shares by SCF.

2.5 Drag-Along Rights.

(a) In connection with any Transfer for value (whether by sale, merger or otherwise) of all of the shares of Capital Stock owned by (i) SCF (provided SCF owns 50% or more of the Capital Stock at the time of the Transfer) or (ii) any group of Stockholders (which group includes SCF) that owns 50% or more of the Capital Stock (SCF or such group of Stockholders, the “Dragging Stockholders”), to any Person other than an Affiliate of any of the Dragging Stockholders, the Dragging Stockholders shall have the right to require all of the other Stockholders (the “Non-Dragging Stockholders”) to sell all, but not less than all, of their shares of Common Stock on the terms described in this Section 2.5(b).

(b) In connection with any proposed Transfer subject to this Section 2.5, the Dragging Stockholders shall give written notice to each Non-Dragging Stockholder at least 20 days prior to such Transfer, which notice shall specify the amount of consideration to be received by the Dragging Stockholders for their Capital Stock in connection with such Transfer and the place and date on which the Transfer is expected to be consummated (a “Drag-Along Notice”). The per share consideration to be received by each Non-Dragging Stockholder in a Transfer governed by this Section 2.5 shall be equal to the per share consideration to be received by the Dragging Stockholders as reflected in the Drag-Along Notice.

(c) All Non-Dragging Stockholders shall consent to and raise no objections against a Transfer pursuant to this Section 2.5, and if such Transfer is structured as (i) a merger, share exchange or consolidation of the Company, or a Transfer of all or substantially all of the assets of the Company, each Non-Dragging Stockholder shall vote in favor of such Transfer and shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, share exchange, consolidation or asset sale, or (ii) a Transfer of all the shares of Capital Stock, the Non-Dragging Stockholders shall agree to sell all their shares of Capital Stock which are the subject of such Transfer, on the terms and conditions of such Transfer. The Non-Dragging Stockholders shall promptly take all necessary and desirable actions in connection with the consummation of a Transfer pursuant to this Section 2.5, including their respective reasonable efforts to obtain consents or approvals of the Board to such Transfer. In connection with a Transfer pursuant to this Section 2.5, the Non-Dragging Stockholders shall not be required to make any representations or warranties for which such Stockholder would have personal

Annex A

liability in connection with such Transfer other than representations and warranties as to (and each Non-Dragging Stockholder shall execute an agreement for the benefit of the proposed transferee providing for representations and warranties as to) (i) such Non-Dragging Stockholder’s ownership of the shares of Capital Stock to be Transferred free and clear of all liens, claims and encumbrances, (ii) such Non-Dragging Stockholder’s power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities Laws as are relevant to determining whether an exemption from registration is available in connection with such Transfer; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by the Dragging Stockholders and such other Stockholders may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company.

(d) The closing of such purchase by the transferee shall be on the same date that the transferee acquires securities from the Dragging Stockholders (it being acknowledged that (i) in no event shall the Dragging Stockholders be obligated to Transfer any securities and (ii) the Non-Dragging Stockholders shall not be obligated to Transfer any securities unless and until the Dragging Stockholders Transfer securities hereunder), provided that such Non-Dragging Stockholders have been given 20 days’ advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all other governmental approvals reasonably deemed necessary by a party to such Transfer.

(e) If the Dragging Stockholders enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an Accredited Investor will, at the request and election of the Dragging Stockholders, either at the election of the Dragging Stockholders (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Dragging Stockholders or (ii) agree to accept cash in lieu of any securities such Stockholder would otherwise receive in an amount equal to the fair market value of such securities as unanimously determined by the Board.

(f) The Dragging Stockholders shall have the right to require the Company to cooperate fully with potential acquirors of the Company in a prospective transaction pursuant to this Section 2.5 by taking all customary and other actions reasonably requested by such Persons or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors and making its employees reasonably available for interviews.

(g) In connection with a Transfer pursuant to this Section 2.5, each Non-Dragging Stockholder shall promptly perform, whether before or after any such closing, such additional acts (including executing and delivering additional documents, the terms and conditions of which shall be no more burdensome to such Non-Dragging Stockholder than the terms and conditions of the documents executed by the Dragging Stockholders in connection with such Transfer) as are reasonably required to effect more fully the transactions contemplated by this Section 2.5.

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2.6 Certain Limitations on Rights of First Refusal and Co-Sale. Notwithstanding anything to the contrary in this Article 2:

(a) if SCF owns 50% or more of the Common Stock at the time it proposes to Transfer any Common Stock to a third Person (other than a Transfer that is subject to Section 2.5), then the provisions of Section 2.4 shall apply to such Transfer of Common Stock and the provisions of Section 2.3 shall not apply to such Transfer of Common Stock;

(b) if SCF owns 20% or more but less than 50% of the Common Stock at the time it proposes to Transfer any Common Stock to a third Person (other than a Transfer that is subject to Section 2.5), then SCF shall have the right to elect, in its sole and absolute discretion, by giving written notice to the Company in accordance with Section 2.3(a) or Section 2.4(b) for either Section 2.3 or Section 2.4 to apply to such Transfer of Common Stock;

(c) if SCF owns less than 20% of the Common Stock at the time it proposes to Transfer any Common Stock to a third Person (other than a Transfer that is subject to Section 2.5), then the provisions of Section 2.3 shall apply to such Transfer of Common Stock and such Transfer of Common Stock shall not be subject to the provisions of Section 2.4; and

(d) in the event that any Transfer of Common Stock by SCF is subject to Section 2.3 pursuant to Section 2.6(b) or Section 2.6(c) above, then the purchase right for the benefit of SCF pursuant to Section 2.3(b)(ii) shall not apply to such Transfer.

2.7 Conditions to Permitted Transfers; Continued Applicability of Agreement.

(a) As a condition to any Transfer permitted under this Agreement (other than a Transfer pursuant to Section 2.5), any transferee (including any transferee pursuant to an Involuntary Transfer) of Capital Stock shall be required, as a condition to closing any Transfer transaction, to become a party to this Agreement, by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A to this Agreement (the “Adoption Agreement”) and shall be deemed to be a Stockholder for all purposes under this Agreement. If any Person acquires Capital Stock from a Stockholder in such a Transfer, notwithstanding such Person’s failure to execute an Adoption Agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of law or otherwise), such Person and such shares of Capital Stock shall nevertheless be subject to this Agreement.

(b) As a condition to any Transfer by a Non-SCF Holder permitted under this Agreement, any transferee of Capital Stock held by such Non-SCF Holder shall be required to acknowledge and agree in writing that such shares of Capital Stock will be subject to the Company’s right of offset, if any, under the agreement pursuant to which such Stockholder acquired such Capital Stock in the event that the Company becomes entitled to indemnification from such Non-SCF Holder in accordance with the terms of such agreement.

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(c) The Stockholders hereby acknowledge and agree that any Person that acquires shares of Common Stock pursuant to the exercise of options under the Incentive Plan or acquires shares of Common Stock pursuant to a restricted stock grant under the Incentive Plan shall be required to become a party to, and that such shares shall be subject to, this Agreement by executing (together with such Persons’ spouse, if applicable) an Adoption Agreement, and shall be entitled and subject to all of the rights and obligations of a Stockholder hereunder.

(d) The Stockholders hereby acknowledge and agree that (i) the Company may from time to time issue additional shares of Capital Stock to SCF, other Stockholders or Persons who are not then Stockholders, (ii) the Company may require any such recipient of Capital Stock (if such recipient is not then a party to this Agreement) to become a party to, and that such shares shall be subject to, this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement and (iii) such recipient shall thereafter be entitled and subject to all of the rights and obligations of a Stockholder hereunder.

(e) No shares of Capital Stock may be Transferred by a Person (other than pursuant to an effective registration statement under the Securities Act) unless such Person first delivers to the Company an opinion of counsel, if requested by the Company, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act, unless the Company waives the right to receive such opinion.

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